Exhibit 23.1

      [LETTERHEAD OF MALONE BAILEY LLP, CERTIFIED PUBLIC ACCOUNTING FIRM]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A (file 333-165943) of our report dated October 29, 2009 with respect to the audited financial statements of Pepper Rock Resources Corp for the years ended July 31, 2009 and 2008.

We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ Malone Bailey, LLP
----------------------------
www.malonebailey.com
Houston, Texas
May 19, 2010